Exhibit 4.1

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                                                              CUSIP: 05329W AA 0

                          9% Senior Notes due 2008


No.: 1                                                              $449,030,000

                              AutoNation, Inc.


promises to pay to CEDE & CO. or registered assigns, the principal sum of FOUR HUNDRED FORTY NINE MILLION THIRTY THOUSAND Dollars on August 1, 2008.


Interest Payment Dates:  February 1 and August 1, commencing February 1, 2002.

Record Dates:  January 15 and July 15.


                           Dated: August 10, 2001

                                           AUTONATION, INC.


                                           By:  ______________________________
                                                Name:
                                                Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Wells Fargo Bank Minnesota, National Association, as Trustee


By:  _________________________
     Authorized Signatory


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                          9% Senior Notes due 2008

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. Interest. AutoNation, Inc. promises to pay interest on the principal amount of this Note at 9% per annum from February 1, 2002 until maturity and shall pay the Liquidated Damages payable pursuant to Section 2(e) of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest and Liquidated Damages on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Notes under an Indenture dated as of August 10, 2001 (as amended, the "Indenture") between the Company, each of the Guarantors named in the Indenture and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) (the 11 "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         5. Optional Redemption. Except as described below, the Notes will not be redeemable by the Company prior to maturity.

         At any time prior to August 1, 2004, the Company, at its option, may use the net cash proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture (including subsequent Series Notes, if any) at a redemption price equal to 109% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the aggregate principal amount of Notes issued under the Indenture must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must complete such redemption within 60 days of the closing of the Public Equity Offering.

         "Public Equity Offering" means an underwritten public offering of common stock (other than Redeemable Capital Stock) of the Company with gross cash proceeds to the Company of at least $50 million pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-4 (or any successor form covering substantially the same transactions), Form S-8 (or any successor form covering substantially the same transactions) or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

         6. Repurchase Upon Change of Control. If a Change of Control occurs, each Holder of Notes will have the right to require that the Company purchase all or any part (in integral multiples of $1,000) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company will offer to purchase all of the Notes, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes (the "Change of Control Payment"), plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date") (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

         Within 30 days of any Change of Control or, at the Company's option, prior to such Change of Control but after it is publicly announced, the Company must notify the Trustee and give written notice of the Change of Control to each Holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register. The notice must state, among other things,

         (i) that a Change of Control has occurred and the date of such event;

         (ii) the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control;

         (iii) the purchase price and the purchase date which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

         (iv) that any Note not tendered will continue to accrue interest;

         (v) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date; and

         (vi) other procedures that a Holder of Notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

         7. Notice of Optional Redemption. Notice of redemption pursuant to Paragraph 5 of this Note will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Company or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

         9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         10. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and subject to Sections 6.4 and 6.7, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement this Indenture or the Notes: (i) to evidence the succession of another Person to the Company, a Guarantor or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Company or such obligor or Guarantor in the Indenture and in the Notes and in any Guarantee in accordance with Article 5 of the Indenture; (ii) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in this Indenture, in the Notes or in any Guarantee;
(iii) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes or any Guarantee or make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders of the Notes; (iv) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under this TIA; (v) to add a Guarantor under this Indenture; (vi) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or (vii) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company's and any Guarantor's obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security is required to be granted to the trustee pursuant to this Indenture or otherwise.

         11. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all Notes then outstanding, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article Five of the Indenture) if it determines that withholding notice is in their interest.

         12. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         13. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         14. Guarantees. Assuming certain conditions described in the Indenture have been satisfied, this Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

         15. Authentication. This Note shall not be valid or obligatory until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. Additional Rights of Holders of Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Exchange and Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

         18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         19. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: AutoNation, Inc., AutoNation Tower, 110 S.E. 6th Street, Fort Lauderdale, Florida 33301, Telecopier No.: (954) 769-6340, Attention: General Counsel.



                              ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
               (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
           (Print or type assignee's name, address and zip code)


and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:__________________

                         Your Signature:
                                         ____________________________________
                                          (Sign exactly as your name appears
                                                   on the Note)


SIGNATURE GUARANTEE

_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program



                     OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

         |_| Section 4.10              |_| Section 4.15

    If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$__________________________

________________________________________________________________________________
Date:                         Your Signature:
                 (Sign exactly as your name appears on the Note)


                           Tax Identification No:______________________________


SIGNATURE GUARANTEE

_____________________________________
Participant in a Recognized Signature
Guarantee Medallion Program



           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:



                                                Principal Amount
               Amount of        Amount of           of this        Signature of
              decrease in      increase in        Global Note      authorized
               Principal        Principal       following such    signatory of
               Amount of        Amount of        decrease (or      Trustee or
           this Global Note  this Global Note      increase)        Custodian
           ----------------  ----------------    -------------      ---------
Date of
Exchange
---------






                    AFFIDAVIT OF OUT-OF-STATE EXECUTION

STATE OF ILLINOIS
COUNTY OF COOK

         I hereby certify that on this ____ day of August, 2001, before me, an officer duly authorized in the County and State aforesaid to take acknowledgments, personally appeared Marc L. Bourhis, as Vice President and Treasurer of AutoNation, Inc., a Delaware corporation (the "Company"), and as Treasurer or authorized signatory of each of the subsidiaries of the Company party to the hereinafter defined Indenture (the "Guarantors"), who is personally known to me or who has produced _______________ as identification, who did/did not take an oath, who is known to me to be the person who executed the Note to which this Affidavit is attached (the "Note") on behalf of the Company and who executed the Guarantee included within such Note on behalf of each of the Guarantors in Chicago, Illinois, and who acknowledged before me that he executed the same. Capitalized terms used but not defined herein shall be used as defined in the Indenture, dated as of August 10, 2001 (the "Indenture"), by and among the Company, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").


                                   ________________________
                                   Notary Public

                                   ________________________
                                   Print Name


                                   My Commission Expires: _____________________



              AFFIDAVIT OF OUT-OF-STATE RECEIPT AND ACCEPTANCE

STATE OF ILLINOIS     )
COUNTY OF COOK        )

         Before me this day personally appeared _________________
("Affiant"), who being personally sworn, deposes and says that:

         1. Affiant is a _________________ of Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee") under the Indenture, dated as of August 10, 2001 (the "Indenture"), by and among AutoNation, Inc., a Delaware corporation (the "Company"), the subsidiaries of the Company party thereto (the "Guarantors") and the Trustee; capitalized terms used but not defined herein shall be used as defined in the Indenture.

         2. The Trustee is the authorized agent for each of the initial purchasers under the Purchase Agreement, dated August 1, 2001 (the "Purchase Agreement"), by and among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., First Union Securities, Inc. and Comerica Securities, Inc., as initial purchasers (the "Initial Purchasers"), the Company, and the Guarantors relating to the sale by the Company to the Initial Purchasers of $450,000,000 aggregate principal amount of its 9% Senior Notes Due 2008, for the purpose of receiving delivery of and accepting of the Note to which this Affidavit is attached (the "Note") and the Guarantee included within such Note (the "Guarantee") on behalf of the Initial Purchasers and on behalf of the Trustee.

         3. The Note and the Guarantee were executed in the City of Chicago, and the State of Illinois by Marc L. Bourhis as Vice President and Treasurer of the Company and as Treasurer or authorized signatory of each of the Guarantors.

         4. On the date hereof, Affiant received delivery of and accepted the Note and the Guarantee on behalf of the Trustee and on behalf of the Initial Purchasers within the City of Chicago, and the State of Illinois.

FURTHER AFFIANT SAYETH NOT:
Dated:  August ___, 2001

                                           _________________________________
                                           Print Name:______________________





         THE FOREGOING instrument was acknowledged before me this ____ day of August, 2001, by ____________________, who is personally known to me or who has produced _____________________ as identification and who did/did not take an oath.


                                   ________________________
                                   Notary Public

                                   ________________________
                                   Print Name


                                   My Commission Expires: _____________________